Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

October 8, 2010

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THERE ARE MANY WAYS TO INTERPRET THE YIELD CURVE.

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iPATH ANNOUNCEMENT

September 28, 2010 - We are pleased to announce a new iPath® Exchange Traded Note linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index Excess Return. The ETN is designed to provide investors with an exchange-traded way to implement a ‘short view’ on volatility in the U.S. equities markets. This new iPath ETN will trade under the ticker symbol XXV on NYSE Arca.

See Prospectus to learn more »

GOT A VIEW ON YIELD CURVE

Express it with iPath. Our Steepener/Flattener, 2-year, 10-year and Long Bond ETNs give you access to yield curve strategies in an exchange traded offering.

Learn more about fixed income »

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YOU DON’T NEED TO BE VANTO EXPRESS YOUR STRATEGY.

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Commodities

Currencies

Emerging Markets Fixed Income

StrategiesiPATH ETNs OFFER

Cost efficiency

Daily exchange liquidity

Index tracking

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iPATH ANNOUNCEMENT

September 28, 2010 - We are pleased to announce a new iPath® Exchange Traded Note linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index Excess Return. The ETN is designed to provide investors with an exchange-traded way to implement a ‘short view’ on volatility in the U.S. equities markets. This new iPath ETN will trade under the ticker symbol XXV on NYSE Arca.

See Prospectus to learn more »

GOT A VIEW ON YIELD CURVE

Express it with iPath. Our Steepener/Flattener, 2-year, 10-year and Long Bond ETNs give you access to yield curve strategies in an exchange traded offering.

Learn more about fixed income »

Welcome:

Financial Professional

Financial Professionals

may access the latest:

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I am not a Financial Professional >>

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iPATH OFFERS A RANGE OF SOLUTIONS.

See all 8 Fixed Incomes ETNs>>

Alternatives

Commodities

Currencies

Emerging Markets Fixed Income

StrategiesiPATH ETNs OFFER

Cost efficiency

Daily exchange liquidity

Index tracking

Learn More »

iPATH ANNOUNCEMENT

September 28, 2010 - We are pleased to announce a new iPath® Exchange Traded Note linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index Excess Return. The ETN is designed to provide investors with an exchange-traded way to implement a ‘short view’ on volatility in the U.S. equities markets. This new iPath ETN will trade under the ticker symbol XXV on NYSE Arca.

See Prospectus to learn more »

GOT A VIEW ON YIELD CURVE

Express it with iPath. Our Steepener/Flattener, 2-year, 10-year and Long Bond ETNs give you access to yield curve strategies in an exchange traded offering.

Learn more about fixed income »

Welcome:

Financial Professional

Financial Professionals

may access the latest:

ETN Strategies

Presentations

Product Briefs

Login to Learn more

I am not a Financial Professional >>

About iPath ETNs

Production Information

Investor Materials

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Site for Financial Professionals

Register

Login

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IPATH®

Search

Alternatives

Commodities

Currencies

Emerging Markets Fixed Income

StrategiesiPATH ETNs OFFER

Cost efficiency

Daily exchange liquidity

Index tracking

Learn More »

iPATH ANNOUNCEMENT

September 28, 2010 - We are pleased to announce a new iPath® Exchange Traded Note linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index Excess Return. The ETN is designed to provide investors with an exchange-traded way to implement a ‘short view’ on volatility in the U.S. equities markets. This new iPath ETN will trade under the ticker symbol XXV on NYSE Arca.

See Prospectus to learn more »

GOT A VIEW ON YIELD CURVE

Express it with iPath. Our Steepener/Flattener, 2-year, 10-year and Long Bond ETNs give you access to yield curve strategies in an exchange traded offering.

Learn more about fixed income »

Welcome:

Financial Professional

Financial Professionals

may access the latest:

ETN Strategies

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I am not a Financial Professional >>

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An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return Index may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities, will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500 Index, the prices of options on the S&P 500 Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500 Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500 Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

For an investment in Securities linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER, an increase in the level of the index will have a negative effect on the repayment amount upon maturity or redemption, whereas a decrease in the level of the index will have a positive effect on the repayment amount. You may receive less than your original investment in the Securities at maturity or upon redemption. If the level of the index increases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER is subject to risks associated with fluctuations, particularly an increase, in the value of the index. The market value of the Securities may be influenced by many unpredictable factors. The index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term VIX futures, which reflect the implied volatility of the S&P 500 Index and the Securities are not linked to the options used to calculate the index, to the actual volatility of the S&P 500 Index or the equity securities included in the S&P 500 Index, nor will the return on the Securities be a participation in the actual volatility of the S&P 500 Index. Changing prices of the futures contracts included in the index may result in a reduced amount payable at maturity or upon redemption. Additionally, the Securities will be automatically redeemed if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to 50.00% of the principal amount per Security. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™, the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™ or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index”, and “S&P GSCI® Crude Oil Total Return Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P®”, “S&P 500”, “Standard & Poor’s 500” and “500” are trademarks of S&P and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the Index Sponsor and neither S&P nor the Index Sponsor make any representation regarding the advisability of investing in the Securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500”, “Standard & Poor’s 500”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of S&P and have been licensed for use by Barclays. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500 Index, the prices of options on the S&P 500 Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500 Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500 Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

For an investment in Securities linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER, an increase in the level of the index will have a negative effect on the repayment amount upon maturity or redemption, whereas a decrease in the level of the index will have a positive effect on the repayment amount. You may receive less than your original investment in the Securities at maturity or upon redemption. If the level of the index increases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER is subject to risks associated with fluctuations, particularly an increase, in the value of the index. The market value of the Securities may be influenced by many unpredictable factors. The index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term VIX futures, which reflect the implied volatility of the S&P 500 Index and the Securities are not linked to the options used to calculate the index, to the actual volatility of the S&P 500 Index or the equity securities included in the S&P 500 Index, nor will the return on the Securities be a participation in the actual volatility of the S&P 500 Index. Changing prices of the futures contracts included in the index may result in a reduced amount payable at maturity or upon redemption. Additionally, the Securities will be automatically redeemed if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to 50.00% of the principal amount per Security. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™, the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™ or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index”, and “S&P GSCI® Crude Oil Total Return Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P®”, “S&P 500”, “Standard & Poor’s 500” and “500” are trademarks of S&P and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the Index Sponsor and neither S&P nor the Index Sponsor make any representation regarding the advisability of investing in the Securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500”, “Standard & Poor’s 500”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of S&P and have been licensed for use by Barclays. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Barclays Capital Intelligent Carry Index™” and the “USD Intelligent Carry Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Carbon Index™” and “Barclays Capital Global Carbon Index Total Return™” are trademarks of Barclays Bank PLC.

“Barclays Capital US Treasury 2Y/10Y Yield Curve Index™”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™” are trademarks of Barclays Bank PLC.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

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